UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934

--------------------------------------------------------------------------------


         Date of Report (Date of earliest event reported): July 2, 2003
--------------------------------------------------------------------------------


                          WAVERIDER COMMUNICATIONS INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                     NEVADA

--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)



           0-25680                                  33-0264030
--------------------------------------------------------------------------------
  (Commission File Number)            (I.R.S. Employer Identification Number)



         255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (416) 502-3200

--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  (1) Audited financial statements of Avendo Wireless Inc. for the year ended December 31, 2002 (Canadian Dollars).

                  (2) Unaudited financial statement of Avendo Wireless Inc. for the six months ended June 30, 2003 (Canadian Dollars)

         (b)        Pro Forma Financial Information

           Financial Statements required to be filed on or before August 31, 2003, in connection with the Company's 8-K filed July 14, 2003, as provided in Rule 3-05 of Regulation S-X

           The following unaudited pro forma financial statements give effect to the acquisition by WaveRider Communications Inc. of Avendo Wireless Inc. in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of WaveRider Communications Inc. and Avendo Wireless Inc. and has been prepared to reflect the acquisition by WaveRider Communications Inc. of Avendo Wireless Inc. as of June 30, 2003. The unaudited pro forma statements of loss are based on the individual statements of loss of WaveRider Communications Inc. and Avendo Wireless Inc. and combine the results of the operations of WaveRider Communications Inc. and Avendo Wireless Inc. (acquired by WaveRider as of July 2, 2003) for the year ended December 31, 2002 and for the six months ended June 30, 2003 as if the acquisition occurred on January 1, 2002. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of WaveRider Communications Inc., filed on Form 10-Q and 10-K, and the historical financial statements and notes thereto of Avendo Wireless Inc.

                  (1) Pro Forma Condensed Consolidated Balance Sheet as at June 30, 2003.

                  (2) Pro Forma Condensed Consolidated Statement of Loss for the six months ended June 30, 2003.

                  (3) Pro Forma Condensed Consolidated Statement of Loss for the year ended December 31, 2002.

         (c)      Exhibits
                  23.1     Consent of Deloitte & Touche LLP

Financial Statements of

AVENDO WIRELESS INC.

(A Development Stage Company)

December 31, 2002 and 2001

--------------------------------------------------------------------------------

                          Independent Auditors' Report

To the Shareholders of

Avendo Wireless Inc.

(A Development Stage Company)



We have audited the balance sheets of Avendo Wireless Inc. (A Development Stage Company) as at December 31, 2002 and 2001, and the statements of operations and of cash flows for the year ended December 31, 2002, the period from February 28, 2001 to December 31, 2001 and the period from February 28, 2001 to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the year ended December 31, 2002, the period from February 28, 2001 to December 31, 2001 and the period from February 28, 2001 to December 31, 2002 in accordance with Canadian generally accepted accounting principles.

"Deloitte & Touche LLP"
-----------------------
Chartered Accountants

Toronto, Ontario

March 9, 2003

                     Comments by Auditors

                     on Canada-United States of America Reporting Differences

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America, our report to the Board of Directors dated March 9, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

"Deloitte & Touche LLP"
-----------------------
Chartered Accountants




Toronto, Ontario

March 9, 2003

                              AVENDO WIRELESS INC.

                          (A Development Stage Company)

                                Table of Contents

December 31, 2002 and 2001

--------------------------------------------------------------------------------



Page

Balance Sheets                                                              1


Statements of Operations                                                    2


Statements of Cash Flows                                                    3


Notes to the Financial Statements                                        4-14

AVENDO WIRELESS INC.

(A Development Stage Company)
Balance Sheets
December 31, 2002 and 2001
--------------------------------------------------------------------------------

                                                                                          2002                2001
                                                                               ----------------     ---------------
                                                                                                       (restated -
                                                                                                           Note 11)
ASSETS

CURRENT
     Cash and short-term investments                                                 $ 322,346         $ 1,425,367
     GST receivable                                                                     40,971              35,943
     Prepaid expenses and deposits                                                      26,092              27,274
     Investment tax credits receivable                                                 885,511             348,000
-------------------------------------------------------------------------------------------------------------------
                                                                                     1,274,920           1,836,584

CAPITAL ASSETS (Note 3)                                                                 34,397              52,691
-------------------------------------------------------------------------------------------------------------------
                                                                                   $ 1,309,317         $ 1,889,275
-------------------------------------------------------------------------------------------------------------------

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                                        $ 140,252           $ 242,266
     Promissory note payable (Note 4)                                                  252,413                   -
-------------------------------------------------------------------------------------------------------------------
                                                                                       392,665             242,266

PREFERRED SHARES (Note 5)                                                            3,606,476           2,566,145
-------------------------------------------------------------------------------------------------------------------
                                                                                     3,999,141           2,808,411
-------------------------------------------------------------------------------------------------------------------

CAPITAL DEFICIENCY

SHARE CAPITAL (Note 6)                                                                 783,747             586,649

DEFICIT ACCUMULATED DURING
     THE DEVELOPMENT STAGE                                                          (3,473,571)         (1,505,785)
-------------------------------------------------------------------------------------------------------------------
                                                                                    (2,689,824)           (919,136)
-------------------------------------------------------------------------------------------------------------------
                                                                                   $ 1,309,317         $ 1,889,275
===================================================================================================================

APPROVED BY THE BOARD


....................................................... Director


....................................................... Director

AVENDO WIRELESS INC.
(A Development Stage Company)
Statements of Operations
Year ended December 31, 2002, the period from February 28, 2001 to December 31, 2001 and the period from February 28, 2001 to December 31, 2002

--------------------------------------------------------------------------------

                                                                                                        Cumulative
                                                                                                              from
                                                                                                      inception on
                                                                                                      February 28,

                                                                     2002                2001                 2001
                                                        ------------------   -----------------    -----------------
                                                                                  (restated -          (restated -
                                                                                      Note 11)             Note 11)

REVENUES                                                     $          -         $         -         $          -
-------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Research and development                                   1,897,951           1,183,325            3,081,276
     Sales and marketing                                          264,098             333,774              597,872
     General and administration                                   413,160             248,550              661,710
     Depreciation                                                  24,540              15,718               40,258
     Engineering                                                  138,933              13,003              151,936
     Accretion to redemption value of
        preferred shares (Note 5)                                 187,429              73,763              261,192
     Application of research and
         development tax credits                                 (934,062)           (348,000)          (1,282,062)
-------------------------------------------------------------------------------------------------------------------
                                                                1,992,049           1,520,133            3,512,182
-------------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                 (1,992,049)         (1,520,133)          (3,512,182)

OTHER INCOME

     Interest                                                      24,263              14,348               38,611
-------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                                      $ (1,967,786)       $ (1,505,785)        $ (3,473,571)
===================================================================================================================

AVENDO WIRELESS INC.
(A Development Stage Company)
Statements of Cash Flows
Year ended December 31, 2002, the period from February 28, 2001 to December 31, 2001 and the period from February 28, 2001 to December 31, 2002
--------------------------------------------------------------------------------

                                                                                                        Cumulative
                                                                                                              from
                                                                                                      inception on
                                                                                                      February 28,
                                                                      2002                2001                2001
                                                          -----------------    ----------------    ----------------
                                                                                   (restated -         (restated -
                                                                                       Note 11)            Note 11)
NET (OUTFLOW) INFLOW OF CASH
     RELATED TO THE FOLLOWING
     ACTIVITIES

OPERATING
     Net loss for the period                                  $ (1,967,786)       $ (1,505,785)       $ (3,473,571)
     Items not affecting cash
        Depreciation                                                24,540              15,718              40,258
        Accretion to redemption value of preferred
           shares                                                  187,429              73,763             261,192
-------------------------------------------------------------------------------------------------------------------
                                                                (1,755,817)         (1,416,304)         (3,172,121)

     Changes in non-cash working capital items
        GST receivable                                              (5,028)            (35,943)            (40,971)
        Prepaid expenses and deposits                                1,182             (27,274)            (26,092)
        Investment tax credits receivable                         (537,511)           (348,000)           (885,511)
        Accounts payable and accrued liabilities                  (102,014)            242,266             140,252
-------------------------------------------------------------------------------------------------------------------
                                                                (2,399,188)         (1,585,255)         (3,984,443)
-------------------------------------------------------------------------------------------------------------------

FINANCING
     Promissory note payable                                       252,413                   -             252,413
     Issuance of common shares                                           -                  31                  31
     Proceeds on issuance of preferred
        shares                                                   1,050,000           3,150,000           4,200,000
     Issuance costs for preferred shares                                 -             (71,000)            (71,000)
-------------------------------------------------------------------------------------------------------------------
                                                                 1,302,413           3,079,031           4,381,444
-------------------------------------------------------------------------------------------------------------------

INVESTING
     Purchase of capital assets                                     (6,246)            (68,409)            (74,655)
-------------------------------------------------------------------------------------------------------------------

(DECREASE) INCREASE IN CASH AND
      SHORT TERM INVESTMENTS                                    (1,103,021)          1,425,367             322,346

CASH AND SHORT TERM INVESTMENTS,
     BEGINNING OF PERIOD                                         1,425,367                   -                   -
-------------------------------------------------------------------------------------------------------------------
CASH AND SHORT-TERM INVESTMENTS,
     END OF PERIOD                                               $ 322,346          $1,425,367           $ 322,346
===================================================================================================================

1.     BASIS OF PRESENTATION

       Avendo Wireless Inc. (a development stage company) (the "Company") was incorporated under the Business Corporations Act (Ontario) on February 28, 2001 as Spacetime Wireless Inc. By articles of amendment filed on December 11, 2001, Spacetime Wireless Inc. changed its name to Avendo Wireless Inc. The Company is focused on developing high bandwidth, fixed wireless communications products aimed at complementing fiber-optic networks. To date, the Company has not earned any revenues and is considered to be in the development stage.

       While these financial statements have been prepared on the basis of accounting principles applicable to a going concern, successful completion of the Company's product development initiatives and ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, developing a customer base and successfully executing its business and marketing strategy.

2.     SIGNIFICANT ACCOUNTING POLICIES

       These financial statements were prepared in Canadian dollars using accounting principles applicable to a going concern, which assumes that the Company will continue in operation for a reasonable period of time and will be able to realize its assets and discharge its liabilities in the normal course of operations. Significant accounting policies are outlined below:

       Cash and short-term investments

       The Company's short-term investments have an original maturity of less than three months and, accordingly, are considered to be cash equivalents. Short-term investments are recorded at cost plus accrued interest earned, which approximates current market value.

       Capital assets

       Capital assets are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the assets as follows:

                           Computer hardware                     3 years

                           Computer hardware - R&D               3 years
                           Office equipment                      3 years
                           Office furniture                      3 years

       Stock based compensation plan

       The Company has a stock based compensation plan, which is described in
       Note 6 (c). No compensation expense is recognized for the plan when stock options are granted. Any consideration paid on the exercise of stock options is credited to share capital.

       Income taxes

       The Company follows the liability method of accounting for income taxes. Under this method, future income taxes are recognized based on the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax basis, using the substantively enacted income tax rates for the years in which the differences are expected to reverse.

       Investment tax credits

       Investment tax credits arising from qualifying scientific research and experimental development costs are recorded as a reduction of the related operating expenses or assets. The benefits are recognized when the Company has complied with the terms and conditions of the applicable tax legislation.

       Research and development costs

       Research costs are charged as an expense in the period in which they are incurred. Development costs are charged as an expense in the period in which they are incurred, unless they meet specified criteria related to technical, financial and market feasibility in which case they would be capitalized.

       Foreign currency translation

       Transactions in foreign currencies are translated into Canadian dollars at rates of exchange at the time of such transactions. Monetary assets and liabilities are translated at current rates of exchange and any gains or losses are taken into income in the current period.

       Use of estimates

       The preparation of the Company's financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.     CAPITAL ASSETS

                                                  2002
                             ------------------------------------------------
                                              Accumulated         Net Book
                                Cost          Depreciation         Value
                             ------------   -----------------   -------------

Computer hardware                $46,966           $25,412           $21,554
Office equipment                  16,237             8,325             7,912
Office furniture                  11,452             6,521             4,931
-----------------------------------------------------------------------------
                                 $74,655           $40,258           $34,397
=============================================================================

                                                 2001
                            ------------------------------------------------
                                              Accumulated        Net Book
                                Cost         Depreciation         Value
                            -------------  ------------------  -------------

Computer hardware                $40,720          $10,113           $30,607
Office equipment                  16,237            2,902            13,335
Office furniture                  11,452            2,703             8,749
----------------------------------------------------------------------------
                                 $68,409          $15,718           $52,691
============================================================================

4.     PROMISSORY NOTES PAYABLE

       During 2002, the Company issued three promissory notes to Primaxis Technology Ventures Inc., one of its shareholders, for total consideration of $250,000. The promissory notes are unsecured and bear interest at a rate of 8% per annum, calculated daily and compounded annually. At December 31, 2002, interest of $2,413 was accrued on the promissory notes.

       On January 8, 2003, the Company made a partial payment of $126,000 on the promissory notes. On February 7, 2003, the Company repaid $127,667, representing the remaining balance on the promissory notes and accrued interest to that date.

5.     PREFERRED SHARES

       On February 13, 2001, the Company signed an agreement to issue 2,771,250 Series A preferred shares (the "shares") for $4.2 million in four tranches of $1,050,000 each. The first tranche was received on March 15, 2001 for $1.25 per share. The subsequent tranches were received 90, 180 and 270 days after the closing date for $1.40, $1.60 and $2.00 per share respectively. The fourth tranche was completed in 2002 (2001- three tranches for $3,150,000). These preferred shares pay cumulative dividends at a rate of 5% per annum and are convertible into common shares. The cumulative dividends, which represent a contingently liability to the Company and are not recorded in these financial statements, are paid only if the Company is sold or wound up. As at December 31, 2002, these dividends were valued at $270,842 (2001 - $73,356).

       The shares are convertible, at the option of the holder, at any time into common shares, at an initial conversion rate of 1:1. The conversion rate will be subject to adjustment pursuant to anti-dilution provisions. The shares automatically convert into common shares, at the then applicable conversion rate, immediately prior to the closing of an underwritten public offering of common shares at a public offering price per share that is not less than $6 in an offering of not less than $25 million (a "Qualified IPO"). If there has not been a Qualified IPO or sale of the Company prior to five years from the original agreement, the Company will redeem the Series A preferred shares, at the request of the holder, by paying, in cash, the liquidation amount on the shares over a two year period commencing 180 days after written notice has been received by the Company. Each holder of a Series A preferred share will have the right to that number of votes equal to the number of common shares that would be issued upon conversion of the Series A preferred shares.

       The convertible preferred shares have been segregated into their debt and equity components. The incremental financial liability component of the shares issued in the period of $852,902 (2001 - $2,492,382), representing the present value of the redemption amount is included in long-term liabilities and the remaining incremental component of $197,098 (2001- $657,618), representing the value ascribed to the holder's option to convert the preferred shares to common shares is classified as share capital. These components have been measured at their respective fair values at the date the convertible preferred shares were originally issued. The liability component will be accreted to the redemption value of $4.2 million on a straight-line basis over the redemption period. For the year ended December 31, 2002, $187,429 (2001 - $73,763) was accreted to the liability.

6.     SHARE CAPITAL

       (a)        Authorized

             Unlimited number of common shares
             Unlimited number of preferred shares issuable in one or more series

       (b) Issued and outstanding

                                                                           2002               2001
                                                                 ---------------     --------------

Issued
3,090,000 Common shares (2001 - 3,090,000)                                 $ 31               $ 31
2,771,250 Series A Preferred shares (2001-
2,246,250) (Note 5)                                                     783,716            586,618  (i)
-------------------------------------------------------------------------------------------------------
                                                                       $783,747           $586,649
=======================================================================================================

             (i) Net of issue costs of $71,000.

       (c) Employee stock options

             The Company has a fixed stock option plan under which options to purchase common shares of the Company are granted to Directors, Officers and Employees. Options granted generally vest over 3 years and expire 5 years from the date of grant. The Company is authorized to grant options for up to 19% of the issued and outstanding shares of all classes of the Company, fully diluted.

             On June 12, 2002, the Directors approved the re-pricing of granted options to $0.35 per share, representing the estimated fair market value of common shares. The change in option price was effective June 17, 2002. A summary of the status of the Company's stock option plan is presented below:

                                                                                   Weighted Average
                                                                 Shares             Exercise Price
                                                             ---------------     ----------------------

Granted                                                             427,500                $ 1.31
-------------------------------------------------------------------------------------------------------
Outstanding, December 31, 2001                                      427,500                $ 1.31

Granted                                                             833,000                $ 0.35
Forfeited                                                          (212,500)               $ 0.35
-------------------------------------------------------------------------------------------------------
Outstanding, December 31, 2002                                    1,048,000                $ 0.35
=======================================================================================================

Options exercisable, December 31, 2002                              181,667                $ 0.35
=======================================================================================================


       (d)   Stock compensation

             As permitted under section 3870 of the CICA Handbook, the Company did not adopt the provisions in respect of the fair value method of accounting for all employee stock-based compensation. As a result, a disclosure of pro-forma amounts to reflect the impact of all options granted subsequent to December 31, 2001 (including adjustments for any re-pricing of stock options effective subsequent to December 31, 2001) as if the Company had adopted the fair value method of accounting for all its employee stock based compensation plans is required. Accordingly, the Company's net loss per common share would have been increased to the pro-forma amounts as indicated below for the year ended December 31, 2002:

Net loss, as reported                                              $(1,967,786)
Impact of options granted subsequent to December 31, 2001              (17,033)
-------------------------------------------------------------------------------
Net loss, pro-forma                                                $(1,984,819)
-------------------------------------------------------------------------------



             The fair value of stock options used to compute the pro-forma net loss and loss per common share disclosure is estimated at grant using the Black-Scholes option-pricing model with the following weighted average assumptions.

             Expected dividend                              -  %
             Expected volatility                            -  %
             Risk-free interest rate                        3.5%
             Expected option life in years                  5

             The weighted average fair value of stock options, calculated using the Black-Scholes option pricing model, granted during the year ended on December 31, 2002 was $0.056 per option.

             The Black-Scholes option-pricing model was developed for use in estimating the fair value of options that have no vesting restrictions. In addition, option-pricing models require the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimates and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the stock options.

7.     COMMITMENTS

       (a)   Lease payments

             The Company is committed to minimum annual lease payments under various operating lease agreements for its premises and equipment as follows:

                                2003        $53,277
                                ===================

       (b)   Collaboration agreement

             The Company has entered into collaboration agreements with two third parties to further advance technology specific to the achievement of the Company's business plan. Under the collaboration agreements, the Company is committed to pay the third parties $254,713 as certain mutually agreed upon milestones are met. To date, the Company has paid $185,740 (2001 - $45,600) and accrued the final payments of $68,973 at December 31, 2002.

8.     INCOME TAXES

       The Company has incurred research and development expenditures in excess of amounts claimed for income tax purposes of approximately $2,182,000 and $2,579,000 (2001 - $954,000 and $954,000) for federal and provincial income tax purposes respectively. These expenditures are available without expiry to reduce future years' taxable income. The benefit available with respect to these expenditures has not been recognized in the financial statements.

       The Company also has approximately $1,480,000 and $1,876,000 (2001 - $757,000 and $757,000) of federal and provincial non-capital tax losses, respectively, available for carry forward for deduction against future income and which expire in 2008 and 2009. The benefit available with respect to these losses has not been recognized in the financial statements.

       The Company's income tax expense varies from tax computated using statutory rates due to the following:

                                                                                                  Cumulative
                                                                                                        from
                                                                                                inception on
                                                                                                February 28,
                                                               2002                2001                 2001
                                                   -----------------   -----------------    -----------------
Loss before income taxes                                $ 1,967,786         $ 1,505,785          $ 3,473,571
Combined basic federal and
provincial rates                                             39.12%              39.50%               39.28%
-------------------------------------------------------------------------------------------------------------
Income tax benefit based on
statutory rate                                              769,798             594,785            1,364,419

Permanent differences                                          (392)                  -                 (392)

Unrecorded future income taxes                             (769,406)           (594,785)          (1,364,027)
-------------------------------------------------------------------------------------------------------------
Income tax expense                                       $        -         $         -          $         -
=============================================================================================================


       Deferred tax assets and (liabilities) at December 31, 2002 and 2001 are as follows:

                                                                                   2002                 2001
                                                                        ----------------     ----------------
Future tax assets - long-term
Undeducted research and development expenditures                            $   657,455            $ 287,496
Non-capital losses carryforward                                                 477,526              228,111
Unutilized investment tax credit carryforward                                    50,988               28,579
Other                                                                            12,831               17,108
-------------------------------------------------------------------------------------------------------------
                                                                              1,198,800              561,294
-------------------------------------------------------------------------------------------------------------

Future tax liabilities
Investment tax credit                                                          (159,964)             (93,099)
Other                                                                            (1,378)              (5,375)
-------------------------------------------------------------------------------------------------------------
                                                                               (161,342)             (98,474)
-------------------------------------------------------------------------------------------------------------

Valuation allowance                                                          (1,037,458)            (462,820)
-------------------------------------------------------------------------------------------------------------
Net future tax asset                                                        $         -            $       -
=============================================================================================================

9.     FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

       The carrying amount of financial instruments including cash and short-term investments, GST and investment tax credits receivable and accounts payable approximates fair value because of the limited term of these instruments. The carrying value of the preferred shares approximates fair value (see Note 5).

       The Company is exposed to the following risks related to financial assets and liabilities:

       Foreign exchange risk

       Certain of the Company's purchases are made in U.S. Dollars and therefore, the Company is exposed to market risks related to foreign currency exchange rate fluctuations. The Company does not use derivative financial instruments to manage exposure to exchange rate fluctuations.

10.    SUBSEQUENT EVENTS

       On February 5, 2003, the Company issued four convertible debentures to each of its preferred shareholders for total consideration of $700,000. On closing, the debenture holders advanced $350,001 and will advance the remaining balance in equal payments on March 14, 2003, April 15, 2003 and May 15, 2003. The debentures provide that additional advances may be made at the option of the debenture holders.

       The debentures are secured under a general security agreement between the parties and bear interest at a rate of 8% per annum, payable in common shares of the Company at a price of $0.35 per share, if the debentures are repaid by the maturity date.

       The maturity date of the debentures is the earlier of: (i) December 31, 2003; (ii) the sale of all or substantially all of the Company's assets; or (iii) the receipt of federal and provincial tax credits for the year ended December 31, 2002.

       The debentures are also convertible, at the option of the holder, into Series A preferred shares or any other series of preferred shares issued by the Company at the following conversion prices: (i) a 20% discount to the price payable for preferred shares in a transaction involving a change of control; (ii) a 20% discount to the price payable for a new issuance of preferred shares; or (iii) at a price of $1.2125 per share for Series A preferred shares if a change of control transaction or new issuance of preferred shares does not occur.

11.    CHANGE IN ACCOUNTING POLICY

       (a)   Preferred shares

             Effective January 1, 2002, the Company has adopted the recommendations of the Canadian Institute of Chartered Accountants regarding Financial Instruments whereby, the financial instrument is classified into its debt and equity component parts in accordance with the substance of the contractual arrangement. Previously, the Company recorded financial instruments based on the legal form of the instrument. The effect of the change in accounting policy was reflected retroactively and the results of comparative prior periods presented were restated accordingly. A summary of the significant effects of the restatement are as follows:

                                                                    December 31,          December 31,
                                                                            2001                  2001
                                                                -----------------     -----------------
                                                                  (As previously          (As restated)
                                                                        reported)
Balance Sheet
     Preferred shares                                                $         -           $ 2,566,145
     Share capital                                                   $ 3,079,031           $   586,649

Statement of Operations and Deficit
     Accretion to redemption value of preferred shares               $         -           $    73,763


       (b)   Stock compensation

             In November 2001, the CICA issued Handbook Section 3870, "Stock-Based Compensation and Other Stock-Based Payments" ("Section 3870"). Section 3870 establishes standards for the recognition, measurement, and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services and applies to transactions, including non-reciprocal transactions, in which an enterprise grants common shares, stock options, or other equity instruments, or incurs liabilities based on the price of common shares or other equity instruments. Section 3870, outlines a fair value based method of accounting required for certain stock-based transactions, effective January 1, 2002 and applies to awards granted on or after that date. As permitted by Section 3870, the Company did not adopt the provisions in respect of the fair value method of accounting for all of its employee stock-based compensation and was not impacted by the requirements to determine the fair value of certain other stock-based transactions. The additional disclosure required by Section 3870 as a result of the Company not adopting the fair value method of accounting provisions for employee stock-based compensation has been provided in Note 6.

12.    UNITED STATES ACCOUNTING PRINCIPLES

       These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects applicable to the Company with those in the United States ("US GAAP") during the periods presented except with respect to the following:

       a) Under Canadian GAAP, the Company segregated the preferred shares into their respective debt and equity components, and recorded accretion charges on the debt portion against net income as described in Note 5. Under US GAAP, the preferred shares are recorded as mezzanine debt, and no accretion charges are recorded.

       b) Under Canadian GAAP, the Company recorded investment tax credits from qualifying scientific research and experimental development costs as a reduction of operating expenses. Under US GAAP, the credits are recorded as a reduction of income tax expense. Accordingly, there is no impact to the net income of the Company as a result of this difference.

       c) Under Canadian GAAP, there is no financial statement impact due to the re-pricing of the stock options as described in Note 6(c). Under U.S. GAAP, the stock compensation expense related to this was determined to not be material. Accordingly, there is no impact to the net income of the Company as a result of this difference.

       d) The following table reconciles net income for the periods reported in the accompanying statements of operations with that which would have been reported had the financial statements been presented in accordance with US GAAP.

                                                                                            Cumulative
                                                                                                  from
                                                                                          inception on
                                                                                          February 28,
                                                          2002                2001                2001
                                              -----------------   -----------------   -----------------
                                                                       (restated -         (restated -
                                                                           Note 11)            Note 11)
Net loss for the period under
   Canadian GAAP                                   $(1,967,786)        $(1,505,785)        $(3,473,571)

Adjustments:                                                                                         -
Accretion to redemption value of
preferred shares                                       187,429              73,763             261,192
-------------------------------------------------------------------------------------------------------
Net loss for the period in conformity
with US GAAP                                       $(1,780,357)        $(1,432,022)        $(3,212,379)
========================================================================================================

       e) The following table indicates the items in the balance sheet that would be affected had the financial statements been prepared in accordance with US GAAP. The amounts would be as follows:

                                               2002                 2001
                                   -----------------    -----------------
                                                             (restated -
                                                                 Note 11)

Total liabilities                        $4,521,665           $3,321,266

Share capital                                    31                   31

Deficit                                  (3,212,379)          (1,432,022)

Financial Statements of

AVENDO WIRELESS INC.

(A Development Stage Company)

June 30, 2003 and 2002

--------------------------------------------------------------------------------

                              AVENDO WIRELESS INC.

                          (A Development Stage Company)

                                Table of Contents

June 30, 2003 and December 31, 2002

--------------------------------------------------------------------------------



Page

Balance Sheets                                                            1


Statements of Operations                                                  2


Statements of Cash Flows                                                  3


Notes to the Financial Statements                                      4-14

AVENDO WIRELESS INC.
(A Development Stage Company)
Balance Sheets
June 30, 2003 and December 31, 2002
(unaudited)
--------------------------------------------------------------------------------

                                                                                      June 30,        December 31,
                                                                                          2003                2002
                                                                               ----------------     ---------------

ASSETS

CURRENT
     Cash and short-term investments                                                 $ 215,872           $ 322,346
     Restricted cash                                                                   583,333                   -
     GST receivable                                                                     31,031              40,971
     Prepaid expenses and deposits                                                      20,722              26,092
     Investment tax credits receivable                                                 280,000             885,511
-------------------------------------------------------------------------------------------------------------------
                                                                                     1,130,958           1,274,920

CAPITAL ASSETS (Note 3)                                                                 21,950              34,397
-------------------------------------------------------------------------------------------------------------------
                                                                                   $ 1,152,908         $ 1,309,317
===================================================================================================================

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                                         $ 87,460           $ 140,252
     Promissory note payable (Note 4)                                                        -             252,413
     Convertible debenture (Note 5)                                                    555,555                   -
-------------------------------------------------------------------------------------------------------------------
                                                                                       643,015             392,665

PREFERRED SHARES (Note 6)                                                            3,700,190           3,606,476
-------------------------------------------------------------------------------------------------------------------
                                                                                     4,343,205           3,999,141
-------------------------------------------------------------------------------------------------------------------

CAPITAL DEFICIENCY

CONVERTIBLE DEBENTURE (Note 5)                                                           9,133                   -

SHARE CAPITAL (Note 7)                                                                 783,747             783,747

CONTRIBUTED SURPLUS                                                                     36,532                   -

DEFICIT ACCUMULATED DURING THE
     DEVELOPMENT STAGE                                                              (4,019,709)         (3,473,571)
-------------------------------------------------------------------------------------------------------------------
                                                                                    (3,190,297)         (2,689,824)
-------------------------------------------------------------------------------------------------------------------
                                                                                   $ 1,152,908         $ 1,309,317
===================================================================================================================

APPROVED BY THE BOARD


....................................................... Director


....................................................... Director

AVENDO WIRELESS INC.
(A Development Stage Company)
Statements of Operations
Six months ended June 30, 2003 and 2002, and the period from February 28, 2001 to June 30, 2003
(unaudited)

--------------------------------------------------------------------------------

                                                                                                        Cumulative
                                                                                                              from
                                                                                                      inception on
                                                                                                      February 28,
                                                                     2003                 2002                2001
                                                         -----------------   ------------------   -----------------

REVENUES                                                      $         -         $          -        $          -
-------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Research and development                                     605,912              933,496           3,687,188
     Sales and marketing                                           78,262              150,477             676,134
     General and administration                                   127,024              229,218             788,734
     Depreciation                                                  12,447               11,406              52,705
     Engineering                                                   30,114              109,781             182,050
     Accretion to redemption value of
        convertible debentures (Note 5)                            17,887                    -              17,887
     Accretion to redemption value of
        preferred shares (Note 6)                                  93,714               93,714             354,906
     Application of research and
         development tax credits                                 (413,594)            (369,000)         (1,695,656)
-------------------------------------------------------------------------------------------------------------------
                                                                  551,766            1,159,092           4,063,948
-------------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                   (551,766)          (1,159,092)         (4,063,948)

OTHER INCOME
     Interest                                                       5,628                5,138              44,239
-------------------------------------------------------------------------------------------------------------------
NET LOSS FOR THE PERIOD                                        $ (546,138)         $(1,153,954)        $(4,019,709)
===================================================================================================================

AVENDO WIRELESS INC.
(A Development Stage Company)
Statements of Cash Flows
Six months ended June 30, 2003 and 2002, and the period from February 28, 2001 to June 30, 2003
(unaudited)

--------------------------------------------------------------------------------

                                                                                                        Cumulative
                                                                                                              from
                                                                                                      inception on
                                                                                                      February 28,
                                                                      2003                2002                2001
                                                          -----------------    ----------------    ----------------
NET INFLOW (OUTFLOW) OF
     CASH RELATED TO THE
     FOLLOWING ACTIVITIES

OPERATING
     Net loss for the period                                    $ (546,138)       $ (1,153,954)       $ (4,019,709)
     Items not affecting cash
        Depreciation                                                12,447              11,406              52,705
        Accretion to redemption value of convertible
           debentures                                               17,887                   -              17,887
        Accretion to redemption value of preferred
           shares                                                   93,714              93,714             354,906
-------------------------------------------------------------------------------------------------------------------
                                                                  (422,090)         (1,048,834)         (3,594,211)

     Changes in non-cash working capital items
        GST receivable                                               9,940             (13,457)            (31,031)
        Prepaid expenses and deposits                                5,370              13,195             (20,722)
        Investment tax credits receivable                          605,511            (369,000)           (280,000)
        Accounts payable and accrued liabilities                   (52,792)           (178,256)             87,460
-------------------------------------------------------------------------------------------------------------------
                                                                   145,939          (1,596,352)         (3,838,504)
-------------------------------------------------------------------------------------------------------------------

FINANCING
     Promissory note payable                                      (252,413)                  -                   -
     Issuance of convertible debenture                             583,333                   -             583,333
     Restricted cash                                              (583,333)                               (583,333)
     Issuance of common shares                                           -                   -                  31
     Proceeds on issuance of preferred
        shares                                                           -           1,050,000           4,200,000
     Issuance costs for preferred shares                                 -                   -             (71,000)
-------------------------------------------------------------------------------------------------------------------
                                                                  (252,413)          1,050,000           4,129,031
-------------------------------------------------------------------------------------------------------------------

INVESTING
     Purchase of capital assets                                          -              (5,906)            (74,655)
-------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND
      SHORT TERM INVESTMENTS                                      (106,474)           (552,258)            215,872

CASH AND SHORT-TERM INVESTMENTS,
     BEGINNING OF PERIOD                                           322,346           1,425,367                   -
-------------------------------------------------------------------------------------------------------------------
CASH AND SHORT-TERM INVESTMENTS,
     END OF PERIOD                                               $ 215,872           $ 873,109           $ 215,872
===================================================================================================================

13.    BASIS OF PRESENTATION

       Avendo Wireless Inc. (a development stage company) (the "Company") was incorporated under the Business Corporations Act (Ontario) on February 28, 2001 as Spacetime Wireless Inc. By articles of amendment filed on December 11, 2001, Spacetime Wireless Inc. changed its name to Avendo Wireless Inc. The Company is focused on developing high bandwidth, fixed wireless communications products aimed at complementing fiber-optic networks. To date, the Company has not earned any revenues and is considered to be in the development stage.

       While these financial statements have been prepared on the basis of accounting principles applicable to a going concern, successful completion of the Company's product development initiatives and ultimately, the attainment of profitable operations is dependent upon future events, including obtaining adequate financing to fulfill its development activities, developing a customer base and successfully executing its business and marketing strategy.

14.    SIGNIFICANT ACCOUNTING POLICIES

       These financial statements were prepared in Canadian dollars using accounting principles applicable to a going concern, which assumes that the Company will continue in operation for a reasonable period of time and will be able to realize its assets and discharge its liabilities in the normal course of operations. Significant accounting policies are outlined below:

       Cash and short-term investments

       The Company's short-term investments have an original maturity of less than three months and, accordingly, are considered to be cash equivalents. Short-term investments are recorded at cost plus accrued interest earned, which approximates current market value.

       Capital assets

       Capital assets are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful life of the assets as follows:

                           Computer hardware               3 years

                           Computer hardware - R&D         3 years
                           Office equipment                3 years
                           Office furniture                3 years

       Stock based compensation plan

       The Company has a stock based compensation plan, which is described in
       Note 7 (c). No compensation expense is recognized for the plan when stock options are granted. Any consideration paid on the exercise of stock options is credited to share capital.

       Income taxes

       The Company follows the liability method of accounting for income taxes. Under this method, future income taxes are recognized based on the expected future tax consequences of differences between the carrying amount of balance sheet items and their corresponding tax basis, using the substantively enacted income tax rates for the years in which the differences are expected to reverse.

       Investment tax credits

       Investment tax credits arising from qualifying scientific research and experimental development costs are recorded as a reduction of the related operating expenses or assets. The benefits are recognized when the Company has complied with the terms and conditions of the applicable tax legislation.

       Research and development costs

       Research costs are charged as an expense in the period in which they are incurred. Development costs are charged as an expense in the period in which they are incurred, unless they meet specified criteria related to technical, financial and market feasibility in which case they would be capitalized.

       Foreign currency translation

       Transactions in foreign currencies are translated into Canadian dollars at rates of exchange at the time of such transactions. Monetary assets and liabilities are translated at current rates of exchange and any gains or losses are taken into income in the current period.

       Use of estimates

       The preparation of the Company's financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

15.    CAPITAL ASSETS

                                               June 30, 2003
                               ------------------------------------------------
                                                Accumulated         Net Book
                                  Cost          Depreciation         Value
                               ------------   -----------------   -------------
Computer hardware                  $46,966           $33,239           $13,727
Office equipment                    16,237            11,037             5,200
Office furniture                    11,452             8,429             3,023
-------------------------------------------------------------------------------
                                   $74,655           $52,705           $21,950
===============================================================================


                                              December 31, 2002
                               ------------------------------------------------
                                                 Accumulated        Net Book
                                   Cost         Depreciation         Value
                               -------------  ------------------  -------------
Computer hardware                   $46,966          $25,412           $21,554
Office equipment                     16,237            8,325             7,912
Office furniture                     11,452            6,521             4,931
-------------------------------------------------------------------------------
                                    $74,655          $40,258           $34,397
===============================================================================


16.    PROMISSORY NOTES PAYABLE

       During 2002, the Company issued three promissory notes to Primaxis Technology Ventures Inc., one of its shareholders, for total consideration of $250,000. The promissory notes are unsecured and bear interest at a rate of 8% per annum, calculated daily and compounded annually. At December 31, 2002, interest of $2,413 was accrued on the promissory notes.

       On January 8, 2003, the Company made a partial payment of $126,000 on the promissory notes. On February 7, 2003, the Company repaid $127,667, representing the remaining balance on the promissory notes and accrued interest to that date.

17.    CONVERTIBLE DEBENTURES

       On February 5, 2003, the Company issued four convertible debentures to each of its preferred shareholders for total consideration of $700,000. On closing, the debenture holders advanced $350,001 and agreed to advance the remaining balance in equal payments on March 14, 2003, April 15, 2003 and May 15, 2003. The debentures provide that additional advances may be made at the option of the debenture holders.

       The debentures are secured under a general security agreement between the parties and bear interest at a rate of 8% per annum, payable in common shares of the Company at a price of $0.35 per share, if the debentures are repaid by the maturity date.

       The maturity date of the debentures is the earlier of: (i) December 31, 2003; (ii) the sale of all or substantially all of the Company's assets; or (iii) the receipt of federal and provincial tax credits for the year ended December 31, 2002.

       The debentures are also convertible, at the option of the holder, into Series A preferred shares or any other series of preferred shares issued by the Company at the following conversion prices: (i) a 20% discount to the price payable for preferred shares in a transaction involving a change of control; (ii) a 20% discount to the price payable for a new issuance of preferred shares; or (iii) at a price of $1.2125 per share for Series A preferred shares if a change of control transaction or new issuance of preferred shares does not occur.

       As at June 30, 2003, the Company had received the federal and provincial tax credits for the year ended December 31, 2002. In addition, all debenture payments had been advanced to the Company except for the final payment of $116,667. Under a Cash Restriction agreement dated May 14, 2003, the Company deposited the amount owing of $583,333 in a segregated bank account and deferred the receipt of the final debenture payment until no later than July 2, 2003.

       The convertible debentures have been segregated into their debt and equity components. The financial liability component of the debt issued in the period of $537,668 (2001 - $Nil), representing the present value of the debt is included in current liabilities and the remaining incremental component of $45,665 (2001 ($Nil), representing the value ascribed to the holder's option to convert the debt into preferred shares is classified as equity.

       On June 27, 2003, when the holders of the convertible debentures waived their rights to receive the interest on the debentures, the equity portion of the debentures related to the convertible interest payments, or $36,532, was re-classified as contributed surplus.

       These components have been measured at their respective fair values at the date the convertible debentures were originally issued. The liability component will be accreted to the redemption value of $583,333 on a straight-line basis over the redemption period. For the six months ended June 30, 2003, $17,887 (2002 - $Nil) was accreted to the liability.

       Upon the sale transaction (see Note 11), the debenture holders advanced the final payment of $116,667 to the Company, and exercised the right under the debenture agreement to advance an additional US $500,000 to the Company.

18.    PREFERRED SHARES

       On February 13, 2001 the Company signed an agreement to issue 2,771,250 Series A preferred shares (the "shares") for $4.2 million in four tranches of $1,050,000 each. The first tranche was received on March 15, 2001 for $1.25 per share. The subsequent tranches were received 90, 180 and 270 days after the closing date for $1.40, $1.60 and $2.00 per share respectively. The fourth tranche was completed in 2002 (2001- three tranches for $3,150,000). These preferred shares pay cumulative dividends at a rate of 5% per annum and are convertible into common shares. The cumulative dividends, which represent a contingent liability to the Company and are not recorded in these financial statements, are paid only if the Company is sold or wound up. As at June 30, 2003, these dividends were valued at $374,979 (December 31, 2002 - $270,842). Pursuant to the sale transaction (Note 11), the holders of the shares waived their rights to the dividends.

       The shares are convertible, at the option of the holder, at any time into common shares, at an initial conversion rate of 1:1. The conversion rate will be subject to adjustment pursuant to anti-dilution provisions. The shares automatically convert into common shares, at the then applicable conversion rate, immediately prior to the closing of an underwritten public offering of common shares at a public offering price per share that is not less than $6 in an offering of not less than $25 million (a "Qualified IPO"). If there has not been a Qualified IPO or sale of the Company prior to five years from the original agreement, the Company will redeem the Series A preferred shares, at the request of the holder, by paying, in cash, the liquidation amount on the shares over a two year period commencing 180 days after written notice has been received by the Company. Each holder of a Series A preferred share will have the right to that number of votes equal to the number of common shares that would be issued upon conversion of the Series A preferred shares.

       The convertible preferred shares have been segregated into their debt and equity components. The incremental financial liability component of the shares issued in the period of $Nil (December 31, 2002 - $852,902), representing the present value of the redemption amount is included in long-term liabilities and the remaining incremental component of $Nil (December 31, 2002- $197,098), representing the value ascribed to the holder's option to convert the preferred shares to common shares is classified as share capital. These components have been measured at their respective fair values at the date the convertible preferred shares were originally issued. The liability component will be accreted to the redemption value of $4.2 million on a straight- line basis over the redemption period. For the six months ended June 30, 2003, $93,714 (December 31, 2002 - $187,429) was accreted to the liability.

19.    SHARE CAPITAL

(d)        Authorized

             Unlimited number of common shares
             Unlimited number of preferred shares issuable in one or more series

(e)          Issued and outstanding

                                                    June 30,     December 31,
                                                        2003             2002
                                               --------------  ---------------
Issued
3,090,000 Common shares                                 $ 31             $ 31
2,771,250 Series A Preferred shares (Note 6)         783,716          783,716
------------------------------------------------------------------------------
                                                   $ 783,747        $ 783,747
==============================================================================


(f)          Employee stock options

             The Company has a fixed stock option plan under which options to purchase common shares of the Company are granted to Directors, Officers and Employees. Options granted generally vest over 3 years and expire 5 years from the date of grant. The Company is authorized to grant options for up to 19% of the issued and outstanding shares of all classes of the Company, fully diluted.

             On June 12, 2002, the Directors approved the re-pricing of granted options to $0.35 per share, representing the estimated fair market value of common shares. The change in option price was effective June 17, 2002. A summary on the status of the Company's stock option plan is presented below:

                                                               Weighted Average
                                             Shares             Exercise Price
                                          --------------     -------------------

Outstanding, January 1, 2002                    427,500                $1.31

Granted                                          70,000                 1.31
Forfeited                                      (177,500)                1.31
--------------------------------------------------------------------------------
                                                320,000                 1.31

Effect of stock option repricing                      -                (0.96)
--------------------------------------------------------------------------------
Outstanding, June 30, 2002                      320,000                 0.35

Granted                                         763,000                 0.35
Forfeited                                       (35,000)                0.35
--------------------------------------------------------------------------------
Outstanding, December 31, 2002                1,048,000                 0.35

Granted                                               -                    -
Forfeited                                      (185,000)                0.35
--------------------------------------------------------------------------------
Outstanding, June 30, 2003                      863,000                $0.35
--------------------------------------------------------------------------------

Options exercisable, June 30, 2003              241,250                $0.35
================================================================================


             Pursuant to the sale of the Company (Note 11), the stock option plan was terminated subsequent to June 30, 2003.

       (d)   Stock compensation

             As permitted under section 3870 of the CICA Handbook, the Company did not adopt the provisions in respect of the fair value method of accounting for all employee stock-based compensation. As a result, a disclosure of pro-forma amounts to reflect the impact of all options granted subsequent to December 31, 2001 (including adjustments for any re-pricing of stock options effective subsequent to December 31, 2001) as if the Company had adopted the fair value method of accounting for all its employee stock based compensation plans is required. Accordingly, the Company's net loss per common share would have been increased to the pro-forma amounts as indicated below for the six months ended June 30, 2003 and 2002:

                                                                                            Cumulative
                                                                                                  from
                                                                                          inception on
                                                                                          February 28,
                                                          2003                2002                2001
                                              -----------------   -----------------   -----------------
Net loss, as reported                               $ (546,138)       $ (1,153,954)       $ (4,019,709)

Impact of options granted subsequent
   to December 31, 2001                                 (2,706)             (4,101)            (19,739)
-------------------------------------------------------------------------------------------------------
Net loss, pro-forma                                 $ (548,844)       $ (1,158,055)       $ (4,039,448)
=======================================================================================================

             The fair value of stock options used to compute the pro-forma net loss and loss per common share disclosure is estimated at grant using the Black-Scholes option-pricing model with the following weighted averages assumptions.

             Expected dividend                        -  %
             Expected volatility                      -  %
             Risk-free interest rate                  3.5%
             Expected option life in years            5

             The weighted average fair value of stock options, calculated using the Black-Scholes option pricing model, granted during the six months ended June 30, 2003 was $0.056 per option (2002 - $0.056).

             The Black-Scholes option-pricing model was developed for use in estimating the fair value of options that have no vesting restrictions. In addition, option-pricing models require the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimates and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the stock options.

20.    COMMITMENTS

       Lease payments

       The Company is committed to minimum annual lease payments under various operating lease agreements for its premises and equipment as follows:

                          2003                  $17,759
                          =============================

21.    INCOME TAXES

       The Company has incurred research and development expenditures in excess of amounts claimed for income tax purposes of approximately $2,003,000 and $3,093,000 (2002- $1,370,000 and $1,766,000) for federal and provincial income tax purposes respectively. These expenditures are available without expiry to reduce future years' taxable income. The benefit available with respect to these expenditures has not been recognized in the financial statements.

       The Company also has approximately $1,697,000 and $2,787,000 (2002 - $1,118,000 and $1,316,000) of federal and provincial non-capital tax losses, respectively, available for carry forward for deduction against future income and which expire in 2008 and 2009. The benefit available with respect to these losses has not been recognized in the financial statements.

       The Company's income tax expense varies from tax computated using statutory rates due to the following:

                                                                                                   Cumulative
                                                                                                        from
                                                                                                inception on
                                                                                                February 28,
                                                               2003                2002                 2001
                                                   -----------------   -----------------    -----------------
Loss before income taxes                                  $ 546,138         $ 1,153,954          $ 4,019,709
Combined basic federal and
provincial rates                                             39.12%              39.12%               39.26%
-------------------------------------------------------------------------------------------------------------
Income tax benefit based on
statutory rate                                              213,649             451,427            1,578,068

Permanent differences                                          (196)               (196)                (588)

Unrecorded future income taxes                             (213,453)           (451,231)          (1,577,480)
-------------------------------------------------------------------------------------------------------------
Income tax expense                                        $       -         $         -          $         -
=============================================================================================================

       Deferred tax assets and (liabilities) at June 30, 2003 and December 31, 2002 are as follows:

                                                                               June 30,         December 31,
                                                                                   2003                 2002
                                                                        ----------------     ----------------
Future tax assets - long-term
Undeducted research and development expenditures                             $  603,342           $  657,455
Non-capital losses carryforward                                                 598,252              477,526
Unutilized investment tax credit carryforward                                    56,062               50,988
Other                                                                            12,091               12,831
-------------------------------------------------------------------------------------------------------------
                                                                              1,269,747            1,198,800
-------------------------------------------------------------------------------------------------------------

Future tax liabilities
Investment tax credit                                                           (59,787)            (159,964)
Other                                                                                 -               (1,378)
-------------------------------------------------------------------------------------------------------------
                                                                                (59,787)            (161,342)
-------------------------------------------------------------------------------------------------------------

Valuation allowance                                                          (1,209,960)          (1,037,458)
-------------------------------------------------------------------------------------------------------------
Net future tax asset                                                         $        -           $        -
=============================================================================================================

22.    FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

       The carrying amount of financial instruments including cash and short-term investments, GST and investment tax credits receivable and accounts payable approximates fair value because of the limited term of these instruments. The carrying value of the convertible debentures and of the preferred shares approximates fair value (see Notes 5 and 6).

       The Company is exposed to the following risks related to financial assets and liabilities:

       Foreign exchange risk

       Certain of the Company's purchases are made in U.S. Dollars and therefore, the Company is exposed to market risks related to foreign currency exchange rate fluctuations. The Company does not use derivative financial instruments to manage exposure to exchange rate fluctuations.

23.    SUBSEQUENT EVENT

       On July 2, 2003, the Company was acquired by Waverider Communications Inc., a U.S. public company.

24.    UNITED STATES ACCOUNTING PRINCIPLES

       These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects applicable to the Company with those in the United States ("US GAAP") during the periods presented except with respect to the following:

       a) Under Canadian GAAP, the Company segregated the preferred shares into their respective debt and equity components, and recorded accretion charges on the debt portion against net income as described in Note 6. Under US GAAP, the preferred shares are recorded as mezzanine debt, and no accretion charges are recorded.

        b) Under Canadian GAAP, the Company recorded investment tax credits from qualifying scientific research and experimental development costs as a reduction of operating expenses. Under US GAAP, the credits are recorded as a reduction of income tax expense. Accordingly, there is no impact to the net income of the Company as a result of this difference.

        c) Under Canadian GAAP, the Company segregated the convertible debentures into their respective debt and equity components, and recorded accretion charges on the debt portion against net income as described in Note 5. Upon the waiving of the interest payable, a portion of the equity amount was re-classified as contributed surplus. Under U.S. GAAP, the Company recognized a beneficial conversion feature on the convertible debt as additional paid in capital and recorded accretion charges on the debt portion against net income. The equity portion under Canadian GAAP, and the beneficial conversion feature under U.S. GAAP, are not the same amounts. Accordingly, the accretion charges under Canadian and U.S. GAAP are different.

       d) Under Canadian GAAP, there is no financial statement impact due to the re-pricing of the stock options as described in Note 7(c). Under U.S. GAAP, the stock compensation expense related to this was determined to not be material. Accordingly, there is no impact to the net income of the Company as a result of this difference.

       e) The following table reconciles net income for the periods reported in the accompanying statements of operations with that which would have been reported had the financial statements been presented in accordance with US GAAP.

                                                                                            Cumulative
                                                                                                  from
                                                                                          inception on
                                                                                          February 28,
                                                          2003                2002                2001
                                              -----------------   -----------------   -----------------
Net loss for the period under
    Canadian GAAP                                   $ (546,138)        $(1,153,954)        $(4,019,709)

Adjustments
Accretion to redemption value of
preferred shares                                        93,714              93,714             354,906

Accretion to redemption value of
    convertible debentures
    (Canadian GAAP)                                     17,887                   -              17,887

Accretion to redemption value of
    convertible debentures
    (U.S. GAAP)                                        (63,603)                  -             (63,603)
-------------------------------------------------------------------------------------------------------
Net loss for the period in conformity
with US GAAP                                        $ (498,140)        $(1,060,240)        $(3,710,519)
=======================================================================================================


       f) The following table indicates the items in the balance sheet that would be affected had the financial statements been prepared in accordance with US GAAP. The amounts would be as follows:

                                              June 30,          December 31,
                                                  2003                  2002
                                     ------------------     -----------------

Total liabilities                          $ 4,746,749           $ 4,521,665

Share capital                              $        31           $        31

Additional paid in capital                 $   116,647           $         -

Deficit                                    $(3,710,519)          $(3,212,379)



       Furthermore, there would be no balances for contributed surplus or the residual equity component of the convertible debentures under US GAAP.

                          WaveRider Communications Inc.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               AS AT JUNE 30, 2003

                          (UNAUDITED - in U.S. dollars)

                                              WaveRider                                                        Pro Forma
                                           Communications      Avendo     Transactions       Pro Forma       Consolidated
                                            Consolidated      Wireless     on Closing       Adjustments      June 30, 2003
                                                                            [Note 1]         [Note 2]
ASSETS

Current
    Cash and cash equivalents               $      880,255  $     159,669   $  1,017,751     $           -  $   2,057,675
    Restricted cash                                      -        431,459       (431,459)                -              -
    Accounts receivable, net                     1,487,740              -              -                 -      1,487,740
    Inventories                                  1,081,646              -              -                 -      1,081,646
    Other current assets                           107,805        245,379              -                 -        353,184
                                            -----------------------------------------------------------------------------

                                                 3,557,446        836,507        586,292                 -      4,980,245
Fixed assets, net                                  603,522         16,235              -                 -        619,757
Goodwill                                                 -              -              -         2,748,581      2,748,581
                                            -----------------------------------------------------------------------------

                                            $    4,160,968  $     852,742   $    586,292     $   2,748,581  $   8,348,583
                                            =============================================================================
LIABILITIES

Current

   Accounts payable and accrued liabilities $    2,497,318  $      64,689   $          -     $     100,000  $   2,662,007
   Deferred revenue                                380,151              -              -                 -        380,151
   Convertible debentures                                -        392,226        586,292          (978,518)             -
   Current portion of obligation
     under capital lease                            16,077              -              -                 -         16,077
                                           -----------------------------------------------------------------------------

                                                 2,893,546        456,915        586,292          (878,518)     3,058,235


Redeemable preferred stock                               -      3,053,994              -        (3,053,994)             -
Obligation under capital lease, less current
    portion                                         12,490              -              -                 -         12,490
                                            -----------------------------------------------------------------------------


                                                 2,906,036      3,510,909        586,292        (3,932,512)     2,970,725
                                            -----------------------------------------------------------------------------


SHAREHOLDERS' EQUITY


Preferred stock                                         58              -              -                 -             58
Common stock                                       129,958             23              -             8,727        138,708
Additional paid in capital                      72,407,943         86,277              -         3,317,472     75,811,692
Other equity                                    12,600,831              -              -           610,427     13,211,258
Deferred compensation                              (62,076)             -              -                 -        (62,076)
Accumulated other comprehensive loss              (243,525)             -              -                 -       (243,525)
Accumulated deficit                            (83,578,257)    (2,744,467)             -         2,744,467    (83,578,257)
                                            ------------------------------------------------------------------------------


                                                 1,254,932     (2,658,167)             -         6,681,093      5,277,858
                                            -----------------------------------------------------------------------------

                                            $    4,160,968  $     852,742   $    586,292     $   2,748,581  $   8,348,583
                                            =============================================================================

                          WaveRider Communications Inc.

               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS

                         SIX MONTHS ENDED JUNE 30, 2003

                          (Unaudited - in U.S. dollars)

                                                              WaveRider                                             Pro Forma
                                                           Communications        Avendo        Pro Forma          Consolidated
                                                            Consolidated        Wireless      Adjustments         June 30, 2003
                                                                                               [Note 3]

REVENUE

Product revenue                                         $     5,559,612   $            -    $           -     $     5,559,612
Service revenue                                                 754,903                -                -             754,903
                                                        ---------------------------------------------------------------------

                                                              6,314,515                -                -           6,314,515
                                                        ---------------------------------------------------------------------

COST OF PRODUCT AND SERVICE SALES

Product revenue                                               3,556,441                -                -           3,556,440
Service revenue                                                 218,304                -                -             218,305
                                                        ---------------------------------------------------------------------

                                                              3,774,745                -                -           3,774,745
                                                        ---------------------------------------------------------------------

GROSS MARGIN                                                  2,539,770                -                -           2,539,770
                                                        ---------------------------------------------------------------------

EXPENSES

Selling, general and administration                           2,239,075          141,177                -           2,380,252
  Employee stock-based compensation                              97,184                -                -              97,184
Research and development                                        432,595          152,969                -             585,564
Depreciation and amortization                                   265,400            8,560                -             273,960
Foreign exchange gain                                          (151,197)               -                -            (151,197)
Interest expense                                                 37,653           43,740                -              81,393
Interest income                                                  (3,675)          (3,870)               -              (7,545)
                                                        ---------------------------------------------------------------------

                                                              2,917,035          342,576                -           3,259,611
                                                        ---------------------------------------------------------------------

NET LOSS BEFORE INCOME TAXES                                   (377,265)        (627,009)               -          (1,004,274)

Scientific and research tax credits                                   -         (284,433)               -            (284,433)
                                                        ----------------------------------------------------------------------

NET LOSS                                                $      (377,265)  $     (342,576)   $           -     $      (719,841)
                                                        =====================================================================

BASIC AND FULLY DILUTED LOSS PER SHARE                  $        (0.003)               -                -     $        (0.006)
                                                        ======================================================================

Weighted Average Number of Common Shares                    120,991,298                -        8,749,999         129,741,297
                                                        =====================================================================

               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS

                          YEAR ENDED DECEMBER 31, 2002

                          (Unaudited - in U.S. dollars)

                                                              WaveRider                                             Pro Forma
                                                           Communications        Avendo        Pro Forma          Consolidated
                                                            Consolidated        Wireless      Adjustments         Dec. 31, 2002
                                                                                               [Note 3]
REVENUE

Product revenue                                         $     7,382,123   $            -    $           -     $     7,382,123
Service revenue                                               1,626,792                -                -           1,626,792
                                                        ---------------------------------------------------------------------

                                                              9,008,915                -                -           9,008,915
                                                        ---------------------------------------------------------------------

COST OF PRODUCT AND SERVICE SALES

Product revenue                                               6,383,955                -                -           6,383,955
Service revenue                                                 394,839                -                -             394,839
                                                        ---------------------------------------------------------------------

                                                              6,778,794                -                -           6,778,794
                                                        ---------------------------------------------------------------------

GROSS MARGIN                                                  2,230,121                -                -           2,230,121
                                                        ---------------------------------------------------------------------

EXPENSES

Selling, general and administration                           6,212,458          431,292                -           6,643,750
  Employee stock-based compensation                             172,500                -                -             172,500
Research and development                                      1,494,880          702,300                -           2,197,180
Depreciation and amortization                                   763,845           15,628                -             779,473
Bad debt expense                                                 99,413                -                -              99,413
Write off of goodwill                                         4,069,696                -                -           4,069,696
Restructuring charges                                           362,588                -                -             362,588
Interest expense                                                331,041                -                -             331,041
Interest income                                                 (26,598)         (15,451)               -             (42,049)
                                                        ---------------------------------------------------------------------

                                                             13,479,823        1,133,769                -          14,613,592
                                                        ---------------------------------------------------------------------

NET LOSS BEFORE INCOME TAXES                                (11,249,702)      (1,728,599)               -         (12,978,301)

Scientific and research tax credits                                   -         (594,830)               -            (594,830)
                                                        ----------------------------------------------------------------------

NET LOSS                                                $   (11,249,702)  $   (1,133,769)   $           -     $   (12,383,471)
                                                        =====================================================================

BASIC AND FULLY DILUTED LOSS PER SHARE                  $        (0.107)               -                -     $        (0.109)
                                                        ======================================================================

Weighted Average Number of Common Shares                    105,261,533                -        8,749,999         114,011,532
                                                        =====================================================================

Note 1 - Concurrent with the closing of the acquisition by WaveRider Communications Inc. of Avendo Wireless Inc. and as a condition precedent to the transaction, Avendo issued additional convertible debentures for cash proceeds in the amount of $586,292. The pro forma balance sheet has been prepared to reflect this transaction as if it occurred on June 30, 2003.

Note 2 - The pro forma balance sheet has been prepared to reflect the acquisition by WaveRider Communications Inc. of Avendo Wireless Inc. for aggregate consideration of $4,022,926, which includes transaction costs of $100,000, as if the acquisition occurred on June 30, 2003. Pro forma adjustments are made to reflect:

a) the recording of the fair value of the securities issued as consideration, b) the elimination of the common and preferred shareholders' equity in Avendo Wireless Inc., c) the elimination of the convertible debentures of Avendo that were acquired by WaveRider, d) the net assets of Avendo Wireless Inc. at estimated fair value at the acquisition date, e) the excess of acquisition cost over the fair value of net assets acquired which has been recorded as Goodwill, and f) the expenses incurred in the acquisition.

Allocation of purchase price is as follows:

Cash and Cash Equivalents                                $1,177,420
Other Current Assets                                        245,379
Fixed Assets                                                 16,235
Goodwill                                                  2,748,581
Current Liabilities                                       (164,689)
                                                         ----------
             Total Consideration                         $4,022,926
                                                         ==========

Note 3 - The pro forma statements of loss have been prepared to reflect the acquisition by WaveRider Communications Inc. of Avendo Wireless Inc. as if the acquisition occurred on January 1, 2002. Pro forma adjustments are made to reflect the issuance of WaveRider Communications Inc.'s common shares as if they were issue on January 1, 2002.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 7, 2003

                              WaveRider Communications Inc.

                              Per: /s/ Bruce Sinclair
                                   -----------------------------------------
                                   Bruce Sinclair, Chief Executive Officer